Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------






We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43311) and on Form S-8 (Nos. 33-49646, 33-32439,
2-80883,  33-52069,  333-58248,  333-40536,  333-37210  and  333-104279)  of Old
Republic International Corporation of our report dated March 14, 2003 relating to the financial statement schedules, which appear in this Form 10-K/A.


                                              /s/ PricewaterhouseCoopers LLP





Chicago, Illinois
April 28, 2003

















































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